Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS RESULTS FOR THE SECOND QUARTER ENDED JANUARY 31, 2015

•                  Sales Growth of 14%

•                  US GAAP EPS of $0.27

•                  Adjusted EPS of $0.36

•                  Adjusted Net Income Growth of 18%

LITTLE FALLS, New Jersey (March 12, 2015) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported US GAAP net income of $11,085,000, or $0.27 per diluted share, inclusive of $0.04 of acquisition related (non-amortization) charges on a 14% increase in sales to $135,430,000 for the second quarter ended January 31, 2015. This compares with net income of $11,126,000 or $0.27 per diluted share, on sales of $119,042,000 for the second quarter ended January 31, 2014. For the six months ended January 31, 2015, the Company reported US GAAP net income of $22,324,000, or $0.54 per diluted share, inclusive of $0.07 of acquisition related (non-amortization) charges on a 15% increase in sales to $272,241,000. This compares with net income of $22,311,000, or $0.54 per diluted share, on sales of $237,314,000 for the six months ended January 31, 2014.

Under non-GAAP measures as we began reporting last quarter, we saw an 18% increase in adjusted net income this quarter to a record $15,097,000, or $0.36 per diluted share. This compares to adjusted net income of $12,777,000, or $0.31 per diluted share for the same quarter last year. For the six months ended January 31, 2015, the Company reported a 14% increase in adjusted net income to a record $29,282,000, or $0.70 per diluted share. This compares to adjusted net income for the six months ended January 31, 2014 of $25,611,000, or $0.62 per diluted share.

Andrew Krakauer, Cantel’s Chief Executive Officer stated, “We are pleased to have delivered solid sales and adjusted net income growth this quarter. We achieved good growth in operating income in our two largest segments - Endoscopy and Water Purification and Filtration. Our Healthcare Disposables business had basically flat performance due to the effect of pull ahead sales to our largest customers in this year’s first quarter. All three business units have greatly benefitted from further investments in new product development, sales and marketing programs, and the integration of recent acquisitions. Overall, we had solid organic sales growth of 6.5%, while our total sales growth of 14% demonstrates the success of our acquisition program.”

Krakauer added, “Our Medivators Endoscopy business achieved robust organic sales growth of 14% in the quarter. Sales in this segment grew 32% including our newly acquired PuriCore and IMS businesses, now called Cantel Medical UK and Cantel Medical Italy, respectively. All product categories in our core Medivators business were strong, including equipment, disinfectant chemicals, procedure room products, as well as service and spare parts. Our recently completed European acquisitions generated $1.8 million in acquisition related (non-amortization) expenses this quarter. When combined with our core United States endoscopy business, we see these acquisitions providing Cantel a strong platform, additional manufacturing capabilities and significant growth potential in European and other international markets.

Our Mar Cor Water Purification and Filtration segment showed organic sales growth of 3% (and 4% overall) against an unusually strong quarter in the same period last year.  Growth this quarter was driven primarily on the strength of consumables and service growth, and the segment showed nice leverage with operating income growth of 14%. We were pleased to announce the acquisition of Pure Water Solutions, Inc. on January 2, 2015.  This acquisition enhances our Water Purification and Filtration footprint through eight regional offices in the southeastern United States.

Sales in our Crosstex Healthcare Disposables business grew by 2% organically driven by sales of face masks.  Revenue growth in this segment was hindered by the pull forward effect we reported last quarter of customers buying products in advance of an announced price increase during the first quarter. We were pleased to announce the acquisition of the DentaPure Dental Waterline Disinfection System on February 23, 2015. This product line will enhance our leadership position in infection prevention and control in the dental industry.

Overall, revenue growth in all operating units drove the improved operating earnings when excluding acquisition related charges.”

The Company’s balance sheet at January 31, 2015 included current assets of $177,961,000, including cash of $24,092,000, a current ratio of 2.9:1, gross debt of $95,500,000 and stockholders’ equity of $380,357,000. Krakauer stated, “We continue to maintain a strong balance sheet and generate substantial cash flow and EBITDAS. When compared with the same quarter last year, our EBITDAS grew by 4% to $25,518,000. Our net debt position increased by $23 million to $71,408,000 during the first six months of fiscal 2015 despite borrowing over $37 million to fund acquisitions.”

Cantel Medical is a leading global company dedicated to delivering innovative infection prevention and control products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives.  Our products include specialized medical device reprocessing systems for endoscopy and renal

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dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products, and specialty packaging for infectious and biological specimens. Additionally, we provide technical service for our products.

The Company will hold a conference call to discuss the results for the second quarter ended January 31, 2015 on Thursday, March 12, 2015 at 11:00 AM Eastern time. To participate in the conference call, dial (877) 407-8033 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, March 12, 2015 at 2:00 PM through midnight on May 12, 2015 by dialing (877) 660-6853 and using conference ID # 13602569.

The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=173686.  A replay of the webcast will be available on PrecisionIR for 90 days and via the investor relations page of the Cantel web site.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

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CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2015	2014	2015	2014

Net sales	$135,430	$119,042	$272,241	$237,314

Cost of sales	74,839	66,707	151,136	133,480

Gross profit	60,591	52,335	121,105	103,834

Expenses:
Selling	19,257	16,077	38,668	31,841
General and administrative	19,822	15,557	38,329	30,721
Research and development	3,211	2,492	6,760	4,751
Total operating expenses	42,290	34,126	83,757	67,313

Income before interest and income taxes	18,301	18,209	37,348	36,521

Interest expense, net	646	630	1,180	1,274

Income before income taxes	17,655	17,579	36,168	35,247

Income taxes	6,570	6,453	13,844	12,936

Net income	$11,085	$11,126	$22,324	$22,311

Earnings per common share - diluted	$0.27	$0.27	$0.54	$0.54

Dividends per common share	$0.05	$—	$0.05	$0.05

Weighted average shares - diluted	41,584	41,493	41,569	41,433

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 31,	July 31,
	2015	2014
Assets
Current assets	$177,961	$163,909
Property and equipment, net	61,408	52,718
Intangible assets, net	86,926	82,952
Goodwill	235,818	231,647
Other assets	5,562	4,919
	$567,675	$536,145

Liabilities and stockholders’ equity
Current liabilities	$62,307	$66,499
Long-term debt	95,500	80,500
Other long-term liabilities	29,511	23,900
Stockholders’ equity	380,357	365,246
	$567,675	$536,145

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (“GAAP”) with certain internally driven non-GAAP financial measures, namely adjusted net income, adjusted diluted earnings per share (“EPS”) and income before interest, taxes, depreciation, amortization and stock-based compensation expense (“EBITDAS”). These non-GAAP financial measures are indicators of the Company’s performance that is not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, shareholders and other readers of our Condensed Consolidated Financial Statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

Reconciliation of EBITDAS with Net Income

The Company believes EBITDAS is an important valulation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduce the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures.

The reconciliations of EBITDAS with net income for the three and six months ended January 31, 2015 and 2014, respectively, are as follows:

	Three Months Ended		Six Months Ended
(Amounts in thousands)	January 31,		January 31,
(unaudited)	2015	2014	2015	2014

Net income	$11,085	$11,126	$22,324	$22,311

Income taxes	6,570	6,453	13,844	12,936
Interest expense, net	646	630	1,180	1,274
Depreciation	2,541	2,030	4,853	3,967
Amortization	3,232	2,619	6,188	5,245
Loss on disposal of fixed assets	24	171	37	296

EBITDA	24,098	23,029	48,426	46,029

Stock-based compensation expense	1,420	1,408	3,001	2,556

EBITDAS	$25,518	$24,437	$51,427	$48,585

Reconciliations of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS

We define adjusted net income and adjusted diluted EPS as net income and diluted EPS, respectively, adjusted to exclude amortization, acquisition related items, significant reorganization and restructuring charges, major tax events and other significant items management deems atypical or non-operating in nature.

For the three and six months ended January 31, 2015, we made adjustments to net income and diluted EPS to exclude amortization expense and significant acquisition related items impacting current operating performance including transaction and integration charges and ongoing fair value adjustments to arrive at our non-GAAP financial measures, adjusted net income and adjusted diluted EPS. For the three and six months ended January 31, 2014, we made adjustments to net income and diluted EPS to exclude amortization expense to arrive at our non-GAAP financial measures. Significant acquisition related items were not incurred for the three and six months ended January 31, 2014.

Amortization expense is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with specific acquisitions, (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue and (iv) foreign currency losses relating to the funding of an international acquisition. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with specific acquisitions, including acquisition accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since all of these acquisition related items are atypical and often mask underlying operating performance, we excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

For the three months ended January 31, 2015 and 2014, the reconciliations of net income and diluted EPS with adjusted net income and adjusted diluted EPS were calculated as follows:

	As Reported,		Acquisition	Non-GAAP
	Three Months Ended	Intangible	Related	Three Months Ended
(Amount in thousands, except EPS)	January 31, 2015	Amortization	Items	January 31, 2015

Net Sales	$135,430	$—	$—	$135,430

Cost of Sales	74,839	—	(876)	73,963

Gross Profit	60,591	—	876	61,467

Expenses:
Selling	19,257	—	—	19,257
General and administrative	19,822	(3,232)	(1,380)	15,210
Research and development	3,211	—	—	3,211
Total operating expenses	42,290	(3,232)	(1,380)	37,678

Income before interest and income taxes	18,301	3,232	2,256	23,789

Interest expense, net	646	—	—	646

Income before income taxes	17,655	3,232	2,256	23,143

Income taxes	6,570	969	507	8,046

Net Income / Adjusted net income	$11,085	$2,263	$1,749	$15,097

Diluted EPS / Adjusted diluted EPS	$0.27	$0.05	$0.04	$0.36

	As Reported,		Acquisition	Non-GAAP
	Three Months Ended	Intangible	Related	Three Months Ended
(Amount in thousands, except EPS)	January 31, 2014	Amortization	Items	January 31, 2014

Net Sales	$119,042	$—	$—	$119,042

Cost of Sales	66,707	—	—	66,707

Gross Profit	52,335	—	—	52,335

Expenses:
Selling	16,077	—	—	16,077
General and administrative	15,557	(2,619)	—	12,938
Research and development	2,492	—	—	2,492
Total operating expenses	34,126	(2,619)	—	31,507

Income before interest and income taxes	18,209	2,619	—	20,828

Interest expense, net	630	—	—	630

Income before income taxes	17,579	2,619	—	20,198

Income taxes	6,453	968	—	7,421

Net Income / Adjusted net income	$11,126	$1,651	$—	$12,777

Diluted EPS / Adjusted diluted EPS	$0.27	$0.04	$—	$0.31

For the six months ended January 31, 2015 and 2014, the reconciliations of net income and diluted EPS with adjusted net income and adjusted diluted EPS were calculated as follows:

	As Reported,		Acquisition	Non-GAAP
	Six Months Ended	Intangible	Related	Six Months Ended
(Amount in thousands, except EPS)	January 31, 2015	Amortization	Items	January 31, 2015

Net Sales	$272,241	$—	$—	$272,241

Cost of Sales	151,136	—	(1,543)	149,593

Gross profit	121,105	—	1,543	122,648

Expenses:
Selling	38,668	—	—	38,668
General and administrative	38,329	(6,188)	(1,969)	30,172
Research and development	6,760	—	—	6,760
Total operating expenses	83,757	(6,188)	(1,969)	75,600

Income before interest and income taxes	37,348	6,188	3,512	47,048

Interest expense, net	1,180	—	—	1,180

Income before income taxes	36,168	6,188	3,512	45,868

Income taxes	13,844	2,071	671	16,586

Net income /Adjusted net income	$22,324	$4,117	$2,841	$29,282

Diluted EPS /Adjusted diluted EPS (1)	$0.54	$0.10	$0.07	$0.70

(1) The summation of each diluted EPS does not equal the adjusted diluted EPS due to rounding.

	As Reported,		Acquisition	Non-GAAP
	Six Months Ended	Intangible	Related	Six Months Ended
(Amount in thousands, except EPS)	January 31, 2014	Amortization	Items	January 31, 2014

Net Sales	$237,314	$—	$—	$237,314

Cost of Sales	133,480	—	—	133,480

Gross profit	103,834	—	—	103,834

Expenses:
Selling	31,841	—	—	31,841
General and administrative	30,721	(5,245)	—	25,476
Research and development	4,751	—	—	4,751
Total operating expenses	67,313	(5,245)	—	62,068

Income before interest and income taxes	36,521	5,245	—	41,766

Interest expense, net	1,274	—	—	1,274

Income before income taxes	35,247	5,245	—	40,492

Income taxes	12,936	1,945	—	14,881

Net income /Adjusted net income	$22,311	$3,300	$—	$25,611

Diluted EPS /Adjusted diluted EPS	$0.54	$0.08	$—	$0.62